EXHIBIT 23



                          Independent Auditor's Consent
                          -----------------------------





Board of Directors
CDEX, Inc.
Rockville, Maryland  20852


We hereby consent to the inclusion of our report dated December 10, 2004 on the audited financial statements of CDEX, Inc. (A Development Stage Enterprise) as of October 31, 2004 and for the years ended October 31, 2004 and 2003, and for the period July 6, 2001 (inception) to October 31, 2004, in the SEC Form SB-2 to be filed by CDEX, Inc.



ARONSON & COMPANY

Rockville, Maryland
February 9, 2005